CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Amendment No. 2 to the registration statement on Form S-1 (dated May 19, 2008) of China Green Agriculture Inc. of our report dated September 17, 2007 on our audits of the financial statements of Shaanxi (formerly, Shanxi) Techteam Jinong Humic acid Product Co. Ltd and subsidiary as of June 30, 2007 and the results of their operations, stockholders' equity and cash flows for the years ended June 30, 2007 and 2006.

We consent to the use, in Amendment No. 2 to the registration statement on Form S-1 (dated May 19, 2008) of China Green Agriculture Inc. of our report dated October 3, 2007 on our audit of the financial statements of Green Agriculture Holding Corporation as of June 30, 2007 and the results of their operations, stockholders' deficit, and cash flows for period the period from January 27, 2007 (inception) through June 30, 2007.

We consent to the use of our name and the statement with respect to us, as appearing under the headings "Experts" and "Changes in and Disagreements with Accountants" in the prospectus.

Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
May 19, 2008